EXHIBIT 24.1

                                   CALBATECH, INC.

                                  POWER OF ATTORNEY

     I, the undersigned director of CalbaTech, Inc. (the "Company"), do hereby constitute and appoint James DeOlden, Edward Deese or John Gordon my true and lawful attorney and agent to sign an Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacity indicted below, which said attorney and agent, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934 as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with such Annual Report, including specifically, but without limitation, power and authority to sign for me in my name and in the capacity indicated below, any and all amendments (including post-effective amendments) hereto; and I do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue of this power of attorney.

     Executed below by the following person in the capacity and on the date indicated:

Signature                      Title            Date

/s/ Marco Messina              Director          April 15, 2003
Marco Messina

/s/ Richard Bourke             Director          April 15, 2003
Richard Bourke